Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65752) of Vialta, Inc. of our report dated March 30, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 30, 2005